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                                                                     EXHIBIT 5.1

      LAW OFFICES
    MINKIN & SNYDER
A PROFESSIONAL CORPORATION
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
ONE BUCKHEAD PLAZA - 3060 PEACHTREE ROAD - SUITE 1100 - ATLANTA, GEORGIA  30305                           404-261-8000
                                                                                                FACSIMILE 404-233-5824
                                                                                        E-MAIL mslaw@minkin-snyder.com
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                               December 10, 1999

iXL Enterprises, Inc.
1888 Emery Street
Atlanta, GA 30318

         Re:  iXL Enterprises, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by iXL Enterprises, Inc. (the "Company") with the Securities and Exchange Commission on or about December 10, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of the 1996 Stock Option Plan (as to 24,544,380 shares), the 1998 Non-Employee Stock Option Plan (as to 763,020 shares), the 1999 Employee Stock Option Plan (as to 5,000,000 shares), and the 1999B Employee Stock Option Plan (as to 10,000,000 shares), (collectively, the "Plans" and the "Shares" as appropriate).

         With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.


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 LAW OFFICES
MINKIN & SNYDER

Page 2


         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that the Shares, when issued and sold in the manner described in the Plans and pursuant to the agreement that accompanies each grant under the Plans, will be legally and validly issued, fully-paid and non-assessable.

         The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                               Yours very truly,

                               Minkin & Snyder, a professional corporation

                               By:  /s/ James S. Altenbach
                                  -----------------------------------------
                                  Vice President